UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Committee Appointments

On December 9, 2019, The Goodyear Tire & Rubber Company (the “Company”) filed a Current Report on Form 8-K announcing the election of Hera K. Siu to its Board of Directors. At that time, Ms. Siu had not yet been appointed to any committees of the Board of Directors. The Company is filing this Item 5.02 information to provide Ms. Siu’s committee assignments.

On February 25, 2020, Ms. Siu was named to the Finance Committee and the Committee on Corporate Responsibility and Compliance of the Board of Directors.

Grant Agreements

On February 24, 2020, the Compensation Committee of the Board of Directors of the Company approved forms of grant agreements under the 2017 Performance Plan for non-qualified stock options, performance shares, cash-based performance units and restricted stock units in order to create grant agreements with enhanced retention provisions that will be provided to certain employees.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Non-Qualified Stock Option Retention Grant Agreement

10.2	Form of Performance Share Continuous Vesting Grant Agreement

10.3	Form of Executive Performance Unit Continuous Vesting Grant Agreement

10.4	Form of Restricted Stock Unit Continuous Vesting Grant Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: February 28, 2020	By	/s/ Daniel T. Young
Daniel T. Young
Secretary